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                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of                     September 25, 1997
earliest event reported)

                        Atlantic Coast Airlines, Inc.
           (Exact name of registrant as specified in its charter)

         Delaware                    000-21976                133621051
(State or other                     (Commission             (IRS Employer
jurisdiction                         File Number)        Identification No.)
of incorporation)

515-A Shaw Road, Dulles, Virginia                                 20166
         (Address of principal executive offices)               (Zip Code)
Registrant's telephone number,                  703/925-6000
including area code
                                     N/A
       (Former name and former address, if changed since last report.)

Item 5.  Other Events.
  On September 25, 1997, Atlantic Coast Airlines announced in a press release attached as Exhibit 99 to this Form 8-K the closing of the sale of approximately $111.6 million of its Pass Through Certificates, Series 1997-1 pursuant to Rule 144A, adopted pursuant to the Securities Act of 1933.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibit 99.  Text of press release dated September 25, 1997.




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ATLANTIC COAST AIRLINES, INC.
                                    a Delaware Corporation

                                    By: /s/ Paul H. Tate
                                    Name: Paul H. Tate
                                    Title: Senior Vice President, Chief
                                           Financial Officer, and Treasurer
Date: October 6, 1997



                               EXHIBIT INDEX

             Exhibit No.                            Description

                  99                   Press release dated September 25, 1997

















































For Immediate Release                     Contact:  Jennifer Heronema
September 25, 1997                        Public Relations Manager
Page 1 of 1                               (703) 925-6019


           Atlantic Coast Airlines Successfully Completes Placement of
             $111.6 million of Enhanced Equipment Trust Certificates

Dulles, Va. (September 25, 1997) _ Atlantic Coast Airlines (NASDAQ/National
Market: ACAI), which operates in the Eastern United States as United Express, today announced that it has successfully completed placement of $111.6 million aggregate principal amount of enhanced equipment pass through trust certificates ("EETCs") under Rule 144A of the Securities Act of 1933.

The net proceeds of the offering will be used to provide debt financing for leveraged lease transactions for the first six of the company's order of 12 new Bombardier Canadair Regional Jets ("CRJs"), scheduled for delivery between July 1997 and September 1998. A portion of the proceeds also will be used to finance leveraged leases for four used J-41 turboprop aircraft and the purchase by the company of three used and one new J-41 aircraft.

The EETCs have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption.

Atlantic Coast Airlines operates its hub at Washington-Dulles International Airport, where it offers more than 200 departures every business day as United Express. From Washington-Dulles, ACA serves 40 destinations in 17 states with nonstop service. Its route system spans the East Coast from Maine to South
Carolina and as far west as Michigan. ACA operates a fleet of 60 British Aerospace Jetstream aircraft, including 31 Jetstream 41s, which accommodate 29 passengers and 29 Jetstream 32s, which accommodate 19 passengers.

In January, ACA announced the acquisition of twelve 50-seat jet aircraft from Bombardier's Canadair unit, with an option for 36 additional jets. Three Canadair Regional Jets have been delivered. The average age of ACA's fleet is approximately five years.

                                       ###

Note: To retrieve the latest ACA/United Express news releases, please visit ACA's home page on the World Wide Web at http://www.AtlanticCoast.com.